Exhibit 21

SUBSIDIARIES OF WELLPOINT, INC.

AS OF DECEMBER 31, 2005

Company Name	Jurisdiction of Incorporation
AdminaStar Federal, Inc.	Indiana
Affiliated Healthcare, Inc.	Texas
Affiliated Provider Systems, Inc.	Texas
AHI Healthcare Corporation	Texas
American Managing Company	Texas
Anthem Blue Cross Blue Shield Partnership Plan, Inc.	Ohio
Anthem East, LLC	Delaware (LLC)
Anthem Financial, Inc.	Delaware
Anthem Health Plans of Kentucky, Inc.	Kentucky
Anthem Health Plans of Maine, Inc.	Maine
Anthem Health Plans of New Hampshire, Inc.	New Hampshire
Anthem Health Plans of Virginia, Inc.	Virginia
Anthem Health Plans, Inc.	Connecticut
Anthem Holding Corp.	Indiana
Anthem Insurance Companies, Inc.	Indiana
Anthem Life Insurance Company	Indiana
Anthem Midwest, LLC	Ohio (LLC)
Anthem Prescription Management, LLC	Ohio (LLC)
Anthem Southeast, Inc.	Indiana
Anthem UM Services, Inc.	Indiana
Anthem West, LLC	Indiana (LLC)
Arcus Enterprises, Inc.	Delaware
ARCUS Financial Services, Inc.	Indiana
ARCUS HealthyLiving Services, Inc.	Indiana
Arison Insurance Services, Inc.	Kentucky
Associated Group, Inc.	Indiana
ATH Holding Company, LLC.	Indiana (LLC)
Atlanta Healthcare Partners, Inc.	Georgia
BC Life & Health Insurance Company	California
BCCHolding Corporation	California
Blue Cross and Blue Shield of Georgia, Inc.	Georgia
Blue Cross Blue Shield Healthcare Plan of Georgia, Inc.	Georgia
Blue Cross Blue Shield of Wisconsin	Wisconsin
Blue Cross of California	California
Blue Cross of California Partnership Plan, Inc.	California
C&S Properties, Inc.	Missouri
CC Holdings, LLC	Wisconsin (LLC)
Cerulean Companies, Inc.	Georgia
Claim Management Services, Inc.	Wisconsin
Community Insurance Company	Ohio
Compcare Health Services Insurance Corporation	Wisconsin
Comprehensive Integrated Marketing Services, Inc.	California
Congress Acquisition Corp.	Maryland
Cost Care, Inc.	Massachusetts
Crossroads Acquisition Corp.	Delaware
CSRA Health Care Partners, Inc.	Georgia
Diversified Life Insurance Agency of Missouri, Inc.	Missouri
EHC Benefits Agency, Inc.	New York
Empire HealthChoice Assurance, Inc.	New York
Empire HealthChoice HMO, Inc.	New York
Empire Medicare Services, Inc.	New York
Forty-Four Forty-Four Forest Park Redevelopment Corp.	Missouri
Golden West Health Plan, Inc.	California
Government Health Services, LLC	Wisconsin (LLC)
Greater Georgia Life Insurance Company	Georgia
Group Benefits of Georgia, Inc.	Georgia
Group Benefits Plus, Inc.	California
Health Core, Inc.	Delaware
Health Initiatives, Inc.	New Hampshire
Health Management Corporation	Virginia
Health Management Systems, Inc.	Colorado

Health Ventures Partners, LLC	Illinois (LLC)
HealthKeepers, Inc.	Virginia
HealthLink HMO, Inc.	Missouri
HealthLink, Inc.	Illinois
HealthReach Services, Inc.	Connecticut
Healthy Alliance Life Insurance Company	Missouri
Healthy Homecomings, Inc.	Missouri
Highway to Health, Inc.*	Delaware
HMO Colorado, Inc.	Colorado
HMO Missouri, Inc.	Missouri
HMO-W, Inc.	Wisconsin
HTH Re, Ltd.*	Bermuda
Insurance4 Agency, Inc.	Delaware
Lease Partners, Inc.	Delaware
Lumenos, Inc.	Delaware
Lumenos TPA of Nevada, Inc.	Delaware
Machigonne, Inc.	Maine
Matthew Thornton Health Plan, Inc.	New Hampshire
MCS Health Management Options, Inc.*	Puerto Rico
Meridian Resource Company, LLC	Wisconsin (LLC)
Monticello Service Agency, Inc.	Virginia
National Capital Health Plan, Inc.	Virginia
National Capital Preferred Provider Organization, Inc.	Maryland
Northeast Consolidated Services, Inc.	New Hampshire
OneNation Benefit Administrators, Inc.	Ohio
OneNation Insurance Company	Indiana
Park Square Holdings, Inc.	California
Park Square I, Inc.	California
Park Square II, Inc.	California
Peninsula Health Care, Inc.	Virginia
Precision Rx, Inc.	Delaware
Preferred Health Plans of Missouri, Inc.	Missouri
Priority Health Care, Inc.	Virginia
Priority Insurance Agency, Inc.	Virginia
Priority, Inc.	Virginia
Professional Claim Services, Inc.	New York
R&P Realty, Inc.	Missouri
Reliance Safeguard Solutions, Inc.	New York
RightCHOICE Insurance Company	Illinois
RightCHOICE Managed Care, Inc.	Delaware
Rocky Mountain Health Care Corporation	Colorado
Rocky Mountain Hospital and Medical Service, Inc.	Colorado
SellCore, Inc.	Delaware
Southeast Services, Inc.	Virginia
Summit Administrative Services, L.L.C.	Missouri (LLC)
Texas Managed Care Administrative Services, Inc.	Texas
The WellPoint Companies, Inc.	Indiana
TriState, Inc.	Delaware
TrustSolutions, LLC	Wisconsin (LLC)
UNICARE Health Benefit Services of Texas, Inc.	Texas
UNICARE Health Insurance Company of Midwest	Illinois
UNICARE Health Insurance Company of Texas	Texas
UNICARE Health Plan of Oklahoma, Inc.	Oklahoma
UNICARE Health Plans of Texas, Inc.	Texas
UNICARE Health Plan of Virginia, Inc.	Virginia
UNICARE Health Plan of West Virginia, Inc.	West Virginia
UNICARE Health Plans	Illinois (Partnership)
UNICARE Health Plans of Midwest, Inc.	Illinois
UNICARE Illinois Services, Inc.	Illinois
UNICARE Life & Health Insurance Company	Indiana
UNICARE National Services, Inc.	Delaware
UNICARE of Texas Health Plans, Inc.	Texas
UNICARE Service Co.	California
UNICARE Specialty Services, Inc.	Delaware
United Government Services, LLC	Wisconsin (LLC)
United Heartland Life Insurance Company	Wisconsin
WellChoice Holdings of New York, Inc.	New York
WellChoice Insurance of New Jersey, Inc.	New Jersey
WellPoint Association Services Group, Inc.	Washington
WellPoint Behavioral Health, Inc.	Delaware

WellPoint California Services, Inc.	Delaware
WellPoint Dental Services, Inc.	Delaware
WellPoint Development Company, Inc.	Delaware
WellPoint Holding Corp.	Delaware
WellPoint Pharmacy IPA, Inc.	New York
WellPoint Pharmacy Management, Inc.	California

*	less than majority stock amount